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                                                                     Exhibit 5.0

                           POLLET, RICHARDSON & PATEL
                                A LAW CORPORATION
                            10900 WILSHIRE BOULEVARD
                                    SUITE 500
                          LOS ANGELES, CALIFORNIA 90024
                            TELEPHONE (310) 208-1182
                            FACSIMILE (310) 208-1154

                                October 23, 2002

United Heritage Corporation
2 North Caddo Street
Cleburne, Texas  76031

     Re:     2002 Consultant Equity Plan (the "Plan")
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Ladies and Gentlemen:

     We have acted as counsel to United Heritage Corporation, a Utah corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company's Registration Statement on Form S-8 relating to 1,000,000 shares of the Company's common stock, par value $.001 (the "Shares").

     In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Certificate of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

     Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be validly issued, fully paid, and nonassessable under the Utah Revised Business Corporation Act. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

     We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                         POLLET, RICHARDSON & PATEL,
                         A LAW CORPORATION

                         By:     /s/ Erick Richardson
                             ---------------------------
                                 Erick Richardson

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